Tel: +212 885-8000 622 Third Avenue Fax: +212 697-1299 New York, NY 10017 www.bdo.com Consent of Independent Registered Public Accounting Firm Maiden Holdings, Ltd. Hamilton, Bermuda We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2017, except for the effect of discontinued operations discussed in Note 6 to the consolidated financial statements, as to which the date is March 14, 2019, relating to the consolidated financial statements and schedules of Maiden Holdings, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the caption “Experts” in the Prospectus. BDO USA, LLP New York, New York January 16, 2020 BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms.